Exhibit 99.1

DocGo Announces Strong Third Quarter 2022 Results

Q3 Revenue of $104.3 Million Up 22% Year-Over-Year; Company Raises Full-Year 2022 Revenue and Adjusted EBITDA Guidance

Co-founder and CEO Stan Vashovsky announces his retirement effective December 31st; DocGo President Anthony Capone named new CEO; Mr. Vashovsky will consult with the Company through 2023 to assist with the transition

Company to host investor conference call and webcast today, November 7th, at 5:00 pm ET

NEW YORK, NY, November 7, 2022 - DocGo Inc. (Nasdaq: DCGO), a leading provider of last-mile mobile health services, today announced financial and operating results for the third quarter ending September 30, 2022.

Third Quarter Financial Highlights

●	Total revenue increased to $104.3 million compared to $85.8 million in Q3 2021, an increase of 22%.

●	Gross margin improved to 31.7% compared to 30.0% in Q3 2021.

●	Net income increased to $2.5 million, compared to $0.8 million in Q3 2021, an increase of 213%. Excluding a one-time loss on the remeasurement of warrant liabilities in the third quarter of this year of $1.8 million, net income would have been $4.3 million.

●	Adjusted EBITDA[1] increased to $8.4 million compared to $4.0 million in Q3 2021, an increase of 110%.

●	Mobile Health revenue was $76.6 million compared to $67.9 million in Q3 2021, an increase of 12.9% year over year.

●	Transportation Services revenue increased to $27.7 million compared to $17.9 million in Q3 2021, an increase of 55%.

●	The company estimates that Mass Covid testing-related revenues accounted for mid-single digits on a percentage basis of total revenue during the quarter, compared to approximately 35% of revenue in Q3 2021. The last Mass Covid testing contracts concluded in September of this year.

●	Nine-month revenues through September 30, 2022 increased to $331.7 million, compared to $197.4 million in the same period in 2021, an increase of 68%.

●	Nine-month net income through September 30, 2022 amounted to $23.6 million, compared to a net loss of $1.1 million in the nine months ended September 30, 2021, an improvement of $24.7 million.

●	Nine-month Adjusted EBITDA[1] through September 30, 2022 increased to $34.5 million, compared to $7.8 million in the same period in 2021, an increase of 342%.

●	Total cash and cash equivalents at the end of the period were $179.4 million compared to $179.1 million at fiscal year end 2021.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.

Guidance Update for Fiscal 2022

●	Revenue guidance is increased to $430-$440 million, up from a previous range of $425-$435 million.

●	Adjusted EBITDA[2] guidance is increased to $41-$46 million, up from a previous range of $40-$45 million.

●	Guidance increase is based on both continued organic growth and incremental M&A activities.

Select Corporate Highlights

●	Expanded its partnership with Gary and Mary West PACE (West PACE) to launch innovative remote patient monitoring (RPM) to enhance care for PACE participants aged 55 and older within the San Diego market.

●	Announced its mobile health services are now available to Cigna commercial customers in New York and New Jersey, beginning October 1, 2022.

●	Announced that its UK-based subsidiary, Ambulnz Community Partners, has been awarded three new contracts, continuing to drive growth in Greater Manchester while also expanding services in Lancashire and Merseyside.

●	Executed a new contract to provide mobile health services to Horizon Healthcare Services, Inc. (Horizon) members, covering commercial and Medicare members in New Jersey. The arrangement includes Braven Health, a joint venture between Horizon and New Jersey’s two largest health systems (Hackensack Meridian Health and RWJ Barnabas Health), that offers Medicare Advantage plans in N.J. The agreement allows DocGo to potentially reach an additional 3.8 million people.

●	Announced and completed the redemption of all outstanding warrants to purchase shares of DocGo’s common stock that were issued as part of the units sold in Motion’s initial public offering (IPO), and that remained outstanding at 5:00 p.m. New York City time on September 16, 2022.

●	DocGo was named as a National Association of Emergency Medical Technicians Training Center, for our commitment to developing and sustaining an exceptional EMS training program, and meeting all the requirements as established by the NAEMT.

●	Co-founder and Chief Executive Officer Stan Vashovsky will be retiring effective December 31st. Current DocGo President Anthony Capone has been named the company’s new CEO and Mr. Vashovsky will consult with the Company through 2023 to assist with the transition.

Stan Vashovsky, CEO of DocGo, commented, “I am extremely proud of what we have been able to accomplish as a company these past seven years, introducing an entirely novel way of delivering quality care that is beneficial to both patients and payers alike. We are very fortunate to have someone with Anthony’s skill set and track record to take the reigns as CEO next year, and I have every confidence in the continued growth and success of this company.”

Anthony Capone, President of DocGo, stated, “By nearly any measure, our performance during the third quarter was significant validation of our unique tech-enabled model and the unmet needs that we are addressing with our mobile health and transportation solutions. We continue to gain share in our key territories, both in the US and UK, while also entering new markets, and I believe we are very well positioned to maintain the momentum that we currently enjoy. We are in a very strong financial position, with $179.4 million of total cash and equivalents as of September 30th, plus the recently announced $90 million line of credit that we announced with Citi, which remains undrawn. I anticipate a strong finish to the year and a catalyst-rich 2023 driven by continued strong organic growth and possible opportunistic acquisitions that expand our offering or geographic reach.”

******

[2]	Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measure (net income). Forward- looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference call and webcast

DocGo management will host a conference call and webcast to discuss the third quarter results today, November 7th at 5:00 pm ET. To access the conference call, please dial 1-855-327-6837 (U.S.) or 1-631-891-4304 (international). Reference conference ID 10020451.

The webcast can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1575375&tp_key=57a0cdd161 or under “Events” on the “Investors” section of the Company’s website, https://ir.docgo.com/.

A replay of the webcast will be archived on the Company’s investor relations page through November 14th, 2022 at approximately 5:00 pm ET.

About DocGo

DocGo is a leading provider of last-mile mobile health services. DocGo is disrupting the traditional four-wall healthcare system by providing care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, including our transition to non-COVID related services, geographic expansion, new and existing contracts, M&A activity, workforce growth, leadership transition, cash position and share repurchase program, (ii) our competitive position and opportunities, including our ability to realize the benefits from our operating model, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The following information provides definition and reconciliation of the non-GAAP financial measure presented in this earnings release to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measure in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be the Company’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

The table below reflects the reconciliation of Net Income (Loss) to Adjusted EBITDA for the three and nine months ended September 30, 2022 compared to the same periods in 2021 (in millions):

	Q3		YTD
	2021	2022	2021	2022
Net Income/(loss) (GAAP)	$0.8	$2.5	$(1.1)	$23.6
(+) Net Interest expense/ (income)	$0.2	$(0.3)	$0.5	$(0.3)
(+) Income Tax	$0.6	$0.4	$0.6	$1.2
(+) Depreciation & amortization	$2.0	$3.0	$5.5	$7.3
(+) Other (income)/expense	$0.0	$1.7	$0.0	$(2.7)
EBITDA	$3.6	$7.3	$5.5	$29.1

(+) Non-cash stock compensation	$0.4	$1.1	$1.1	$4.6
(+) Non-recurring expense	$0.0	$0.0	$1.2	$0.8

Adjusted EBITDA	$4.0	$8.4	$7.8	$34.5

DocGo Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2022	2021
	Unaudited	Audited
ASSETS

Current assets:
Cash and cash equivalents	$169,598,749	$175,537,221
Accounts receivable, net of allowance of $7,376,957 and $7,377,389 as of September 30, 2022 and December 31, 2021, respectively	79,999,764	78,383,614
Prepaid expenses and other current assets	2,394,324	2,111,656

Total current assets	251,992,837	256,032,491

Property and equipment, net	17,577,830	12,733,889
Intangibles, net	20,647,790	10,678,049
Goodwill	34,533,363	8,686,966
Restricted cash	9,753,575	3,568,509
Operating lease right-of-use assets	8,185,547	4,195,682
Finance lease right-of-use assets	9,421,196	9,307,113
Equity method investment	712,718	589,058
Other assets	3,095,354	3,810,895
Total assets	$355,920,210	$309,602,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,153,337	$15,833,970
Accrued liabilities	38,558,074	35,110,877
Line of credit	1,025,881	25,881
Notes payable, current	680,703	600,449
Due to seller	9,802,238	1,571,419
Contingent Consideration	4,000,000	0
Operating lease liability, current	2,059,278	1,461,335
Finance lease liability, current	2,858,968	3,271,990
Total current liabilities	71,138,479	57,875,921

Notes payable, non-current	1,456,105	1,302,839
Operating lease liability, non-current	6,406,246	2,980,946
Finance lease liability, non-current	6,086,521	6,867,420
Warrant liabilities	-	13,518,502
Total liabilities	85,087,351	82,545,628

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:

Class A common stock ($0.0001 par value; 500,000,000 shares authorized as of September 30, 2022 and December 31,2021; 102,824,878 and 100,133,953 shares issued and outstanding as of September 30, 2022 and December 31,2021, respectively)	10,778	10,013
Additional paid-in-capital	301,522,213	283,161,216
Accumulated deficit	(37,036,937)	(63,556,714)
Accumulated other comprehensive loss	(276,213)	(32,501)
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	264,219,841	219,582,014
Noncontrolling interests	6,613,018	7,475,010
Total stockholders’ equity	270,832,859	227,057,024
Total liabilities and stockholders’ equity	$355,920,210	$309,602,652

DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue, net	$104,319,894	$85,838,988	$331,730,750	$197,394,379
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	71,254,838	60,025,728	219,418,873	137,080,202
Operating expenses:
General and administrative	22,186,036	19,612,243	70,684,270	47,239,204
Depreciation and amortization	3,014,864	2,019,576	7,253,656	5,514,303
Legal and regulatory	2,200,964	813,204	6,610,223	2,646,573
Technology and development	1,373,146	854,618	3,663,299	1,980,899
Sales, advertising and marketing	90,856	994,401	2,348,917	3,029,182
Total expenses	100,120,704	84,319,770	309,979,238	197,490,363
Income (loss) from operations	4,199,190	1,519,218	21,751,512	(95,984)

Other income (expenses):
Interest income (expense), net	334,221	(255,711)	296,891	(500,849)
Gain/(loss) on remeasurement of warrant liabilities	(1,831,947)	-	1,137,070	-
Gain/(loss) on initial equity method investments	93,371	-	99,840	-
Gain/(loss) on remeasurement of finance leases	-	-	1,388,273	-
Gain from PPP loan forgiveness	-	142,667	-	142,667
Gain/(loss) on disposal of fixed assets	42,667	-	42,667	(27,730)
Other income/(expense)	30,900	-	42,288	-
Total other income (expense)	(1,330,788)	(113,044)	3,007,029	(385,912)

Net income (loss) before income tax benefit (expense)	2,868,402	1,406,174	24,758,541	(481,896)
Income tax benefit (expense)	(401,916)	(604,608)	(1,163,755)	(613,531)
Net income (loss)	2,466,486	801,566	23,594,786	(1,095,427)
Net income (loss) attributable to noncontrolling interests	(687,944)	(2,705,954)	(2,924,992)	(1,278,363)
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	3,154,430	3,507,520	26,519,778	182,936
Other comprehensive income (loss)
Foreign currency translation adjustment	248,283	69,193	252,854	171,846
Total comprehensive gain (loss)	$3,402,713	$3,576,713	$26,772,632	$354,782

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.03	$0.06	$0.26	$0.01
Weighted-average shares outstanding - Basic	98,960,538	58,388,866	100,725,697	58,388,866

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.03	$0.04	$0.24	$-
Weighted-average shares outstanding - Diluted	107,403,135	83,701,783	109,168,293	83,701,783

DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23,594,786	$(1,095,427)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	2,592,244	1,697,380
Amortization of intangible assets	2,269,423	1,432,983
Amortization of finance lease right-of-use assets	2,391,989	2,383,940
(Gain) Loss on disposal of assets	(42,667)	27,730
Gain from PPP loan forgiveness	-	(142,667)
Gain from equity method investment	(99,840)	-
Bad debt expense	2,702,979	2,152,470
Stock based compensation	4,616,056	1,224,580
Gain on remeasurement of finance leases	(1,388,273)	-
Gain on remeasurement of warrant liabilities	(1,137,070)	-
Changes in operating assets and liabilities:
Accounts receivable	2,894,650	(28,794,602)
Prepaid expenses and other current assets	(282,668)	(4,531,411)
Other assets	882,432	(1,786,407)
Accounts payable	(3,983,383)	9,422,628
Accrued liabilities	2,596,887	24,861,804
Net cash provided by operating activities	37,607,545	6,853,001

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,994,161)	(2,824,916)
Acquisition of intangibles	(1,956,434)	(1,571,959)
Acquisition of businesses	(33,843,373)	(56,496)
Proceeds from disposal of property and equipment	-	6,000
Net cash used in investing activities	(37,793,968)	(4,447,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	1,000,000	8,000,000
Repayments of notes payable	(585,711)	(374,456)
Due to seller	(1,007,800)	-
Noncontrolling interest contributions	2,063,000	333,025
Proceeds from exercise of stock options	1,880,568	-
Common stock repurchased	(497,759)	-
Equity costs	(19,570)	-
Payments on obligations under finance lease	(2,146,857)	(1,830,823)
Net cash provided by financing activities	685,871	6,127,746

Effect of exchange rate changes on cash and cash equivalents	(252,854)	171,846

Net increase in cash and restricted cash	246,594	8,705,222
Cash and restricted cash at beginning of period	179,105,730	34,457,273
Cash and restricted cash at end of period	$179,352,324	$43,162,495

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2022	2021
Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$102,203	$39,637

Cash paid for interest on finance lease liabilities	$434,580	$381,937

Cash paid for income taxes	$1,163,755	$613,531

Right-of-use assets obtained in exchange for lease liabilities	$4,094,731	$3,569,276

Fixed assets acquired in exchange for notes payable	$819,231	$271,194

Acquisition of remaining 20% of Ambulnz UK LTD	$-	$228,518

Gain from PPP loan forgiveness	$-	$142,667

Share warrant conversion	$-	$-

Reconciliation of cash and restricted cash
Cash	$169,598,749	$39,550,926

Restricted Cash	9,753,575	3,611,569

Total cash and restricted cash shown in statement of cash flows	$179,352,324	$43,162,495

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue Breakdown	2022	2021	2022	2021
Primary Geographical Markets
United States	$101,337,899	$83,286,509	$322,706,143	$190,595,217
United Kingdom	2,981,995	2,552,479	9,024,607	6,799,162
Total revenue	$104,319,894	$85,838,988	$331,730,750	$197,394,379

Major Segments/Service Lines
Transportation Services	$27,670,109	$17,916,162	$77,657,852	$65,657,141
Mobile Health	76,649,785	67,922,826	254,072,898	131,737,238
Total revenue	$104,319,894	$85,838,988	$331,730,750	$197,394,379

Contacts

Media:

Malory Van Guilder
Skyya PR for DocGo
malory@skyya.com
651-335-0585

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com